SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2006

Zynex Medical Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	33-26787-D	90-0275169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 South Park Way, Suite A-9, Littleton, CO 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number: (303) 703-4906

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 13, 2006, the Board of Directors of the Company concluded that (1) the Company’s financial statements for the year ended December 31, 2005, included in its annual report on Form 10-KSB for the fiscal year ended December 31, 2005 and (2) the Company’s financial statements for the quarters ended September 30, 2005, March 31, 2006 and June 30, 2006, included in its quarterly reports on Form 10-QSB for these quarters, should be revised to reflect adjustments to the Company’s inventory as of such dates. Accordingly the financial statements and press releases on results for these periods should not be relied upon. The adjustments result from a detailed inventory analysis made in connection with the financial statements of the Company for the quarter ended September 30, 2006.

The adjustments concern primarily inventory levels in terms of the cost and quantity of inventory items. We anticipate that these adjustments will reduce the cost of sales and rentals and increase the net income for the year ended December 31, 2005, thereby also reducing the accumulated deficit at that date.  We have not yet determined preliminarily the adjustments and their effects for the quarters mentioned above.

The Company’s Board of Directors and management discussed the matters described above with GHP Horwath, P.C., the Company’s independent accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on as its behalf by the undersigned hereunto duly authorized.

Zynex Medical Holdings, Inc. (Registrant)

Date: November 17, 2006	By:	/s/ Thomas Sandgaard
Thomas Sandgaard
President and Chief Executive Officer